SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (D)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) APRIL 10, 2003
                                                         --------------

                          FRANKLIN ELECTRIC CO., INC.
                          ---------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           INDIANA                       0-362             35-0827455
           -------                       -----             ----------
(STATE OR OTHER JURISDICTION OF       (COMMISSION       (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)        FILE NUMBER     IDENTIFICATION NO.)

         400 EAST SPRING STREET
           BLUFFTON, INDIANA                                46714
           ------------------                               -----
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)

                               (260) 824-2900
                               --------------
             (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

































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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
---------------------------------------------------------------------------

The following exhibit is furnished pursuant to Item 12: (99) Press Release, dated April 10, 2003 issued by Franklin Electric Co., Inc.

Item 9.  Regulation FD Disclosure
---------------------------------

The following information is furnished pursuant to Item 9, "Regulation FD Disclosure" and Item 12, "Disclosure of Results of Operations and Financial Condition."

On April 10, 2003, Franklin Electric Co., Inc. issued a press release setting forth its first-quarter 2003 earnings. A copy of the press release is attached hereto as Exhibit (99) and hereby incorporated by reference.





                                  SIGNATURES
                                  ----------



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                           FRANKLIN ELECTRIC CO., INC.
                                           ---------------------------
                                                  (Registrant)




Date April 10, 2003                 By  /s/ Gregg C. Sengstack
     --------------                     -----------------------
                                        Gregg C. Sengstack, Senior Vice
                                        President, Chief Financial
                                        Officer and Secretary (Principal
                                        Financial and Accounting Officer)














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                                Exhibit Index
                                -------------

(99) Press release, dated April 10, 2003 issued by Franklin Electric Co., Inc.


                                                                    EXHIBIT 99

ADDITIONAL EXHIBITS

Press Release
-------------


For Immediate Release                                  For Further Information
                                                   Refer to Gregg C. Sengstack
                                                                  260/824-2900



                          FRANKLIN ELECTRIC COMPANY
                      REPORTS INCREASED INCOME AND SALES
                        FOR THE FIRST QUARTER OF 2003


Bluffton, Indiana-April 10, 2003--Franklin Electric Co., Inc. (NASDAQ:FELE) reported record first quarter 2003 net income of $4.0 million, an increase of 9 percent from $3.7 million for the same period a year ago. First quarter 2003 diluted earnings per share were a record $0.36, a 12 percent increase from $0.32 for the first quarter of 2002.

Sales for the first quarter of 2003 were a record $69.8 million, an increase of 3 percent from $68.1 million for the same period a year ago. Excluding the sales of Intelligent Controls, Inc. ("INCON"), acquired by the Company in July 2002, sales were flat to last year. Foreign currencies, particularly the euro, strengthened relative to the U.S. dollar since the first quarter of 2002. The impact of this change in exchange rates was a $3.7 million increase in the Company's reported first quarter 2003 sales from its operations outside of North America compared to the same period in 2002. In local currency terms, sales outside North America were down 4 percent as compared to the same time last year.

Gross profits in the quarter were $19.8 million, compared to $17.9 million a year ago. Selling and administrative expense were $13.9 million, compared to $11.7 million last year. The increases in selling and administrative expenses were primarily due to the INCON acquisition, since this unit carries disproportionately higher selling and administrative costs; increases in Europe due to the rising value of the euro; and selling costs associated with new product launches.

R. Scott Trumbull, Chairman and Chief Executive Officer, stated, "I am pleased to report record profits for the first quarter, generated primarily by the continued success of our Value Improvement cost reduction process within our plants. Our earnings growth was limited this quarter by increased selling costs associated with the launch of Sub-Drive series of electronic water well controls, V-series motor line and the expenses associated with integration of recently acquired fueling systems businesses. During the quarter, we also started commercial production of motors in our new factory in Linares, Mexico and motor components in our new factory in Brno, Czech Republic. We also broke ground on our new components facility in Suzhou, China which will be completed later this year.

North America water systems products sales were down in the first quarter as compared to last year. The decrease during the quarter is attributed to the unusually hard winter in the U.S. and, to a lesser extent, strong fourth quarter 2002 sales ahead of industry wide price increases. Finished goods inventories, while generally higher than our strategic targets, are appropriate for this time of year.

Sales of Sub-Drive 75 electronic drive systems for water wells continue to grow. This variable speed drive provides a constant pressure water system solution for residential applications. During the quarter the Company launched Sub-Drive 150 for higher output water well applications.

North American fueling systems product sales, excluding INCON, were down slightly in the quarter. The Company has taken additional steps to consolidate INCON into Franklin Electric. These steps will reduce this unit's selling and administrative expenses in future quarters.

Sales of our North American based industrial motor products were basically flat as compared to last year, but profitability continued to improve with increased productivity, and reduced costs through our Value Improvement Process. Additionally, the Company introduced a 'V-Series' line of electric motors which are produced offshore.

Outside of North America, water systems sales were down in Europe, the Middle East and North Africa due to the war in Iraq and customers buying ahead of a year-end price increase. South Africa, Australia and the Far East all showed higher sales quarter over quarter."

Franklin Electric, a technical leader in electric motors, drives and controls, is the world's largest manufacturer of submersible water and fueling systems motors, a manufacturer of underground fueling systems hardware and flexible piping systems and a leader in engineered industrial motor products.


                                  ########



"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. Any forward looking statements contained herein involve risks and uncertainties, including but not limited to, general economic and currency conditions, various conditions specific to the Company's business and industry, market demand, competitive factors, supply constraints, technology factors, government and regulatory actions, the Company's accounting policies, future trends, and other risks which are detailed in the Company's Securities and Exchange Commission filings. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements.








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                         FRANKLIN ELECTRIC CO., INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME


(In thousands, except per share amounts)

                                                    First Quarter Ended
                                                    -------------------
                                                    March 29, March 30,
                                                      2003      2002
                                                      ----      ----

Net sales                                            $69,778   $68,069

Cost of sales                                         49,963    50,218
                                                     -------   -------

Gross profit                                          19,815    17,851

Selling and administrative expenses                   13,867    11,661
                                                     -------   -------

Operating income                                       5,948     6,190

Interest expense                                        (337)     (338)
Other income, net                                        136       226
Foreign exchange income (loss)                           451      (208)
                                                     -------   -------

Income before income taxes                             6,198     5,870

Income taxes                                           2,170     2,188
                                                     -------   -------

Net income                                           $ 4,028   $ 3,682
                                                     =======   =======


Net income per share:
   Basic                                             $  0.37   $  0.34
                                                     =======   =======
   Diluted                                           $  0.36   $  0.32
                                                     =======   =======

Weighted average shares and equivalent
   shares outstanding:
   Basic                                              10,764    10,697
                                                     =======   =======
   Diluted                                            11,230    11,381
                                                     =======   =======









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                         FRANKLIN ELECTRIC CO., INC.
                    CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)                                     March 29,     Dec. 28,
                                                     2003         2002
                                                     ----         ----


ASSETS:

Cash and equivalents                              $   5,152     $  20,133
Receivables                                          30,864        31,711
Inventories                                          62,240        48,268
Other current assets                                 12,506        12,897
                                                  ---------     ---------
Total current assets                                110,762       113,009

Property, plant and equipment, net                   75,165        76,033
Deferred and other assets                            30,489        30,795
Goodwill                                             39,343        38,746
                                                  ---------     ---------
Total assets                                      $ 255,759     $ 258,583
                                                  =========     =========


LIABILITIES AND SHAREOWNERS' EQUITY:

Current maturities of long-term
   debt and short-term borrowings                 $   4,474     $   1,467
Accounts payable and accrued liabilities             45,696        48,780
                                                  ---------     ---------
Total current liabilities                            50,170        50,247

Long-term debt                                       31,533        25,946
Employee benefit plan obligations                    19,687        23,988
Other long-term liabilities                           5,310         5,264

Shareowners' equity                                 149,059       153,138
                                                  ---------     ---------
Total liabilities and shareowners' equity         $ 255,759     $ 258,583
                                                  =========     =========


















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                         FRANKLIN ELECTRIC CO., INC.
                    CONSOLIDATED STATEMENTS OF CASH FLOWS


(In thousands)                                       Mar. 29,    Mar. 30,
                                                      2003         2002
                                                      ----         ----


Cash flows from operating activities:
   Net income                                        $  4,028   $  3,682
   Adjustments to reconcile net income to net
      cash flows from operating activities:
      Depreciation and amortization                     3,329      3,184
      Loss on disposals of plant and equipment            363        -
      Changes in assets and liabilities:
        Receivables                                     1,023     (4,409)
        Inventories                                   (13,620)    (6,269)
        Accounts payable and other
          accrued expenses                             (3,962)    (5,111)
        Employee benefit plan obligations              (3,666)       109
        Other, net                                         16       (264)
                                                     --------   --------
Net cash flows from operating activities              (12,489)    (9,078)
                                                     --------   --------
Cash flows from investing activities:
  Additions to plant and equipment                     (1,988)    (1,078)
  Proceeds from sale of plant and equipment               214        -
  Additions to deferred assets                           (250)    (2,640)
  Cash paid for acquisitions, net of cash
    acquired                                              -      (17,475)
  Proceeds from maturities of marketable
    securities                                            -        2,999
                                                     --------   --------
Net cash flows from investing activities               (2,024)   (18,194)
                                                     --------   --------
Cash flows from financing activities:
  Borrowing on long-term debt                           5,466      8,350
  Repayment of long-term debt                            (109)       -
  Borrowing on line of credit
    and short-term borrowings                           3,000      3,000
  Repayment of line of credit
    and short-term borrowings                              (6)        (5)
  Proceeds from issuance of common stock                  377      1,242
  Purchases of common stock                            (8,394)       -
  Reduction of loan to ESOP Trust                         233        232
  Dividends paid                                       (1,396)    (1,284)
                                                     --------   --------
Net cash flows from financing activities                 (829)    11,535
                                                     --------   --------
Effect of exchange rate changes on cash                   361         57
                                                     --------   --------
Net change in cash and equivalents                    (14,981)   (15,680)
Cash and equivalents at beginning of period            20,133     20,750
                                                     --------   --------
Cash and equivalents at end of period                $  5,152   $  5,070
                                                     ========   ========
1